TODAYS ALTERNATIVE ENERGY CORPORATION ANNOUNCES TICKER SYMBOL CHANGE TO TAEC

FAIRFIELD, CT -- DECEMBER 9, 2010 (Marketwire) – Todays Alternative Energy Corporation, (OTCBB: TAEC - News), a worldwide direct marketer and distributor of industrial strength environmentally friendly biodegradable cleaning products, today announced that its ticker symbol is now TAEC, effective at the start of trading on December 10, 2010.

Commenting on the announcement, TAEC’s CEO, Len Amato said, “I am pleased to announce that our new TAEC ticker symbol now matches the widely used abbreviation of our Todays Alternative Energy Corporation name.   The investing public and our business partners know us as TAEC and now that is our ticker symbol.  Today’s positive change is another in a series of major positive changes that show TAEC’s new direction.”

About the Company:

TAEC operates a cleaning division that will manufacture and sell a new line of industrial strength environmentally friendly biodegradable cleaning products that contain natural non-toxic ingredients made more powerful by TAEC's own scientific formulations.   TAEC has plans for a biodiesel division that intends to use extraction technology to convert waste cooking oil and grease into a biodiesel fuel ingredient sold to biodiesel fuel producers. TAEC's biodiesel business is designed to eliminate environmental issues associated with disposing of waste cooking oil and grease.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this release with respect to the TAEC's business, financial condition and results of operations, as well as matters of timing and effectiveness of marketing the GEM products are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond TAEC's control with respect to market acceptance of their products, whether financing will be available, the plans for TAEC to market and sell products as well as certain other risk factors which are and may be detailed from time to time in TAEC’s filings with the Securities and Exchange Commission.

This press release contains forward-looking statements. The words or phrases 'may,' 'intends,' 'expects,' 'estimate,' 'indicate,' 'plans,' 'anticipates,' 'could,' 'if,' 'will,' 'should' or similar expressions are intended to identify 'forward-looking statements.' Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. TAEC cautions readers not to place undue reliance on such statements. Unless otherwise required by applicable law, TAEC does not undertake, and TAEC specifically disclaims any obligation to update any forward- looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

Todays Alternative Energy Corporation
888.880.0994
www.todaysalternativeenergy.net